ENERGY CONVERSION DEVICES REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL YEAR 2010

Rochester Hills, Mich., November 9, 2009 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building-integrated and commercial rooftop markets, today announced financial results for the first quarter of its fiscal year 2010.

Total consolidated revenues for the first quarter of fiscal 2010 were $42.9 million, compared to $95.8 million in the first quarter of fiscal 2009 and $51.4 million in the fourth quarter of fiscal 2009. Solar product and project sales for the quarter were $36.1 million, compared to $89.5 million in the same quarter last year and $46.0 million in the fourth quarter of fiscal 2009.

For the first quarter, the company reported a net loss of $11.8 million, or $0.28 per fully diluted share, compared to net income of $11.8 million, or $0.27 per fully diluted share, in the year-ago period. This compares to a net loss of $17.6 million, or $0.41 per fully diluted share, in the fourth quarter of fiscal 2009. Results for the first and fourth quarters of fiscal 2009 have been adjusted to reflect the company’s implementation of FASB ASC 470-20.

First quarter net results were affected by several items, which, when taken collectively, had a positive net impact of approximately $2.7 million or $0.06 per share. These items included the impact related to the acquisition and integration of Solar Integrated Technologies (SIT) and non-SIT related items including the sale of previously written-down inventory and tax refunds for prior research and development expenditures.

Mark Morelli, ECD’s President and Chief Executive Officer, said “In the first quarter, new construction and reroofing projects continued to be slow, negatively impacting sales through our traditional building-materials channel. We are the leaders in this building-integrated photovoltaic (BIPV) market, and remain confident that this channel will recover and our new and reroofing business will improve longer term.”

“To expand our near-term addressable market beyond our traditional BIPV focus, we are developing product solutions for rooftop retrofit applications including our recently launched tilt solution.  This product leverages the light-weight attributes of our core flexible laminates as well as our superior energy yield resulting in leading levelized cost of energy (LCOE) performance and attractive returns to customers worldwide,” said Morelli. “We are also working with project developers to pursue large-scale projects in our key markets.”

“The addressable markets for our products are large, especially as we extend our reach beyond our traditional BIPV market into the existing roof market segment where our unique product and LCOE leadership provide a cost-effective solution with attractive returns to more customers worldwide,” added Morelli.

Conference Call / Webcast Details

Management of Energy Conversion Devices will review these financial results on a conference call on Monday, November 9, 2009, at 10:00 a.m. EST. The dial-in number for the live audio call is (877) 858-2512 or (706) 634-6076 (international) with conference ID number 38818387. The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Conference Calls section of the company’s website at www.energyconversiondevices.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., November 11, 2009, and can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international) with conference ID number 38818387. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices is a leader in building-integrated and rooftop photovoltaics. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. Through its Solar Integrated Technologies business, the company also designs, manufactures and installs rooftop photovoltaic systems which enable customers to transform unused space on the rooftop into a value-generating asset. For more information, please visit www.energyconversiondevices.com.

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information.  All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Risks that could cause such results to differ include: our ability to maintain our customer relationships; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers’ ability to access the capital needed to finance the purchase of our products; and risks associated with integrating Solar Integrated Technologies, Inc. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President
Investor Relations & Communications
(248) 299-6063

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,
	2009	2008 (1)
Revenues
Product and project sales	$36,710	$90,801
Royalties	1,959	1,344
Revenues from product development agreements	3,991	3,271
License and other revenues	284	349
Total Revenues	42,944	95,765
Expenses
Cost of product and project sales	27,833	60,979
Cost of revenues from product development agreements	3,281	2,181
Product development and research	2,245	2,190
Preproduction costs	10	1,977
Selling, general and administrative	16,202	14,150
Net loss on disposal of property, plant and equipment	974	284
Restructuring charges	677	244
Total Expenses	51,222	82,005
Operating (Loss) Income	(8,278)	13,760
Other Income (Expense)
Interest income	292	2,604
Interest expense	(6,963)	(3,564)
Distribution from joint venture	1,309	-
Other nonoperating income (expense), net	885	(926)
Total Other Income (Expense)	(4,477)	(1,886)
Net (Loss) Income before Income Taxes	(12,755)	11,874
Income tax (benefit) expense	(915)	57
Net (Loss) Income	(11,840)	11,817
Net Loss Attributable to Noncontrolling Interest	(74)	-
Net (Loss) Income Attributable to ECD Shareholders	$(11,766)	$11,817

(Loss) Earnings Per Share	$(0.28)	$0.28

Diluted (Loss) Earnings Per Share	$(0.28)	$0.27

Basic weighted shares outstanding	42,299	42,222
Diluted shares outstanding	42,299	43,052

(1) As adjusted due to the implementation of FASB ASC 470-20.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2009	June 30, 2009 (1)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,407	$56,379
Short-term investments	201,015	245,182
Accounts receivable, net	54,912	69,382
Inventories, net	128,497	74,266
Other current assets	7,910	4,897
Total Current Assets	446,741	450,106

Property, Plant and Equipment, net	614,617	614,330

Other Assets:
Restricted Cash	1,563	-
Goodwill	30,523	-
Intangible assets, net	2,659	-
Lease receivable	11,656	-
Other assets	11,758	11,661
Total Other Assets	58,159	11,661

Total Assets	$1,119,517	$1,076,097
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$45,025	$50,238
Warranty liability	40,299	5,917
Convertible notes	8,000	-
Other current liabilities	4,453	3,506
Total Current Liabilities	97,777	59,661

Long-Term Liabilities:
Convertible senior notes	251,573	247,974
Capital lease obligations	21,154	21,412
Other liabilities	22,754	9,701
Total Long-Term Liabilities	295,481	279,087

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.01 par value, 100 million shares authorized, 45,755,412 and 45,754,652 issued at September 30, 2009 and June 30,2009, respectively	458	458
Additional paid-in capital	1,056,756	1,055,705
Treasury stock	(700)	(700)
Accumulated deficit	(328,384)	(316,618)
Accumulated other comprehensive loss, net	(1,797)	(1,496)
Total ECD stockholders’ equity	726,333	737,349
Accumulated deficit – noncontrolling interest	(74)	-
Total Stockholders’ Equity	726,259	737,349
Total Liabilities and Stockholders’ Equity	$1,119,517	$1,076,097
(1) As adjusted due to the implementation of FASB ASC 470-20.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended September 30,
	2009	2008 (1)
Cash flows from operating activities:
Net (loss) income	$(11,840)	$11,817
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	8,892	6,981
Amortization of debt discount and deferred financing fees	3,908	3,601
Share-based compensation	1,051	1,478
Other-than-temporary impairment of investment	-	964
Loss on sale of property, plant and equipment	974	284
Other	-	46
Changes in operating assets and liabilities, net of foreign exchange:
Accounts receivable	8,924	(9,784)
Inventories	(29,880)	(3,127)
Other assets	446	(1,956)
Accounts payable and accrued expenses	(7,442)	13,744
Other liabilities	(954)	2,484
Net cash (used in) provided by operating activities	(25,921)	26,532

Cash flows from investing activities:
Purchases of property, plant and equipment, net	(12,157)	(46,909)
Acquisition of business, net of cash acquired	(2,088)	-
Investment in joint ventures	-	(1,000)
Proceeds from maturities of investments	34,069	2,700
Proceeds from sale of investments	9,771	-
Net cash provided by (used in) investing activities	29,595	(45,209)

Cash flows from financing activities:
Principal payments under capitalized lease obligations	(174)	(256)
Repayments on revolving credit facility	(5,705)	-
Proceeds from sale of stock and share-based compensation, net of expenses	-	1,191
Net cash (used in) provided by financing activities	(5,879)	935

Effect of exchange rate changes on cash and cash equivalents	233	268
Net decrease in cash and cash equivalents	(1,972)	(17,474)
Cash and cash equivalents at beginning of period	56,379	484,492
Cash and cash equivalents at end of period	$54,407	$467,018

(1) As adjusted due to the implementation of FASB ASC 470-20.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
RECONCILIATION OF Q4 2009 AS ADJUSTED FOR THE IMPLEMENTATION OF
FASB ASC 470-20
(In thousands, except per share data)

	Quarter Ended June 30, 2009
	As previously reported in the Form 10-K press release	ASC 470-20	As Reported
Revenues
Product and project sales	$46,014	$-	$46,014
Royalties	1,991	-	1,991
Revenues from product development agreements	3,094	-	3,094
License and other revenues	316	-	316
Total Revenues	51,415	-	51,415
Expenses
Cost of product and project sales	41,001	27	41,028
Cost of revenues from product development agreements	2,533	-	2,533
Product development and research	2,418	-	2,418
Preproduction costs	276	-	276
Selling, general and administrative	14,915	-	14,915
Net loss on disposal of property, plant and equipment	1,610	-	1,610
Restructuring charges	1,657	-	1,657
Total Expenses	64,410	27	64,437
Operating (Loss) Income	(12,995)	(27)	(13,022)
Other Income (Expense)
Interest income	443	-	443
Interest expense	(3,003)	(1,775)	(4,778)
Other nonoperating income (expense), net	437	-	437
Total Other Income (Expense)	(2,123)	(1,775)	(3,898)
Net (Loss) Income before Income Taxes	(15,118)	(1,802)	(16,920)
Income tax (benefit) expense	653	-	653
Net (Loss) Income	$(15,771)	$(1,802)	$(17,573)

(Loss) Earnings Per Share	$(0.37)	$(0.05)	$(0.42)

Diluted (Loss) Earnings Per Share	$(0.37)	$(0.04)	$(0.41)

Basic weighted shares outstanding	42,314	-	42,314
Diluted shares outstanding	42,355	-	42,355